UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):     November 21, 2013

NEW CONCEPT ENERGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 300 Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    972-407-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.  Submission of Matters to the Vote of Security Holders

On November 21, 2013, the Annual Meeting of Stockholders of New Concept Energy, Inc. (“NCE” or the “Issuer” or the “Registrant”) was held following a solicitation of proxies pursuant to a Notice of Annual Meeting and related Proxy Statement each dated October 23, 2013 distributed in accordance with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.  On the record date of October 21, 2013, a total of 1,946,935 shares of Common Stock and 559 shares of Series B Preferred Stock were outstanding with each share entitled to cast one vote.

At the Annual Meeting which involved the election of directors and the ratification of the appointment of the independent registered public accounting firm, properly executed and valid proxies covering 1,633,548 shares of Common Stock were received and no proxies covering any shares of Series B Preferred Stock were received.

At such meeting, the following named persons received the number of votes cast for, against or withheld:

Name	No. of Votes	% For of Shares Present or by Proxy	No. of Votes Against	No. of Votes Abstained or Withheld
Roz Campisi Beadle	976,895	59.80%	436	10,363
Gene S. Bertcher	976,895	59.80%	406	10,363
James E. Huffstickler	976,927	59.80%	404	10,363
Dan Locklear	976,927	59.80%	404	10,363
Victor L. Lund	977,327	59.82%	4	10,363

The only other substantive matter presented at the Annual Meeting was the ratification of the appointment of Swalm & Associates, P.C. as the independent registered public accounting firm for the Registrant for the fiscal year ending December 31, 2013 and any interim period.  A total of 1,626,105 votes were cast FOR, 6,069 votes were cast AGAINST and 31,374 votes ABSTAINED from voting with respect to such proposal.  There were no broker non-votes.

The Proxy Card also contained an opportunity for the stockholders to vote in the discretion of the proxies on any other matter which might properly come before the meeting.  On that matter a total of 1,548,650 votes were cast FOR, 25,967 votes were cast AGAINST and 88,930 votes ABSTAINED from voting on such matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2013	NEW CONCEPT ENERGY, INC.

By: /s/ Gene S. Bertcher
Gene S. Bertcher, President